UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 11, 2023

DOMA HOLDINGS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-39754	84-1956909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Mission Street, Suite 740
San Francisco, California 94105
(Address of principal executive offices) (Zip code)

650-419-3827
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	The New York Stock Exchange
Warrants to purchase common stock	DOMA.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On January 11, 2023, Sharda Cherwoo, a Class III director of Doma Holdings, Inc. (the “Company”), notified the Company that she will resign from the Company’s Board of Directors (the “Board”) effective immediately. Ms. Cherwoo’s decision to resign from the Board is solely for personal reasons and is not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles, financial statement disclosure, or any issue impacting on the Audit & Risk Committee of the Board (the committee on which she served) (the "Cherwoo Resignation").
On January 11, 2023, Karen Richardson, a Class II director of the Company, notified the Company that she will resign from the Board effective immediately. Ms. Richardson’s decision to resign from the Board is solely for personal reasons and is not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles, financial statement disclosure, or any issue impacting on either the Audit & Risk Committee of the Board or the Nominating and Corporate Governance Committee of the Board (the committees on which she served) (the "Richardson Resignation").
On January 11, 2023, Mark D. Ein, a Class III director of the Company, notified the Company that he will resign from the Board effective immediately. Mr. Ein’s decision to resign from the Board is solely for personal reasons and time considerations (the "Ein Resignation"). Mr. Ein will become a Board observer.
In connection with the resignations, the Board, effective January13, 2023, adopted a resolution approving the following: (i) in light of the Richardson Resignation, the number of Class II directors of the Company decreased from three directors to two directors; (ii)(a) in light of the Cherwoo Resignation, the number of Class III directors of the Company decreased from four directors to three directors and (b) in light of the Ein Resignation, the number of Class III directors of the Company further decreased from three directors to two directors; (iii) in light of the Cherwoo, Ein and Richardson Resignations, the size of the Board decreased from ten directors to seven directors; (iv) in light of the Cherwoo and Richardson Resignations, Matthew E. Zames, the Company’s current independent Board Chairman, was appointed as a member of the Company’s Audit & Risk Committee in replacement of Ms. Cherwoo and Maxine Williams, a current independent director, was appointed as a member of the Company’s Audit & Risk Committee in replacement of Ms. Richardson; and (v) in light of the Richardson Resignation, the Board amended and restated the Charter of the Board’s Nominating and Corporate Governance Committee setting the minimum number of independent directors comprising such committee at two directors, with such committee continuing to be comprised of current members, and independent directors, Matthew E. Zames and Lawrence Summers, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2023

By:	/s/ Eric Watson
Name:	Eric Watson
Title:	General Counsel & Secretary

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